UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 1, 2006

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 1, 2006, the Company issued a press release related to the closing of the acquisition of the downstream aluminum businesses of Corus Group plc previously reported. A copy of that press release is attached hereto as Exhibit 99.1.

In addition, on August 1, 2006, the Company issued a press release announcing the completion of its previously announced tender offer to purchase for cash any and all of its outstanding 10 3/8% Senior Secured Notes Due 2010 (CUSIP No. 449681AC9) (the “10 3/8% Notes”) and 9% Senior Notes Due 2014 (CUSIP No. 014477AA1) (the “9% Notes”, and together with the 10 3/8% Notes, the “Notes”). The tender offer expired at 5:00p.m., New York City time, on July 31, 2006. In addition, the Company also today announced that it is depositing funds with JPMorgan Chase Bank, N.A., as trustee under the indenture for the 10 3/8% Notes to effect a covenant defeasance, which terminated its obligations with respect to substantially all of the remaining restrictive covenants on the 10 3/8% Notes that remain outstanding after the expiration of the tender offer, and it is depositing funds with LaSalle Bank National Association, as trustee under the indenture for the 9% Notes to effect a legal defeasance, which resulted in the Company being discharged from its obligations with respect to all outstanding 9% Notes that remain outstanding after the expiration of the tender offer under the indenture governing the 9% Notes. A copy of that press release is attached hereto as Exhibit 99.2.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K and on exhibits 99.1 and 99.2 contains certain forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2006 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating the Company’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; an anticipated favorable economic environment in 2006; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape and post-hurricane reconstruction; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, the Company’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisition; further slowdowns in automotive production in the U.S. and Europe; the financial condition of the Company’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that the Company processes; the ability of the Company to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of the Company; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of the Company’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of the Company’s shipments; restrictions on and future levels and timing of capital expenditures; retention of the Company’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended March 31, 2006, particularly the sections entitled

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“Risk Factors” contained therein and in the section entitled “Risk Factors” contained in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2006. The forward looking statements contained in this report and on such exhibits are made only as of the date hereof. We do not assume any obligation to update any of these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release of the Company dated August 1, 2006

99.2*	Press Release of the Company dated August 1, 2006

*	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006

Aleris International, Inc.

By:	/s/ Michael D. Friday
Michael D. Friday
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release of the Company dated August 1, 2006

99.2*	Press Release of the Company dated August 1, 2006

*	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

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